As filed with the Securities and Exchange Commission on February 28, 2017

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Atwood Oceanics, Inc.

(Exact name of registrant as specified in charter)

Texas	74-1611874
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

15011 Katy Freeway, Suite 800

Houston, Texas 77094

(281) 749-7800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Atwood Oceanics, Inc. 2013 Long-Term Incentive Plan

(Full titles of the plan)

Walter A. Baker

Senior Vice President, General Counsel and Corporate Secretary

Atwood Oceanics, Inc.

15011 Katy Freeway, Suite 800

Houston, Texas 77094

(281) 749-7800

(Address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Jeremy L. Moore

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002-4995

(713) 229-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, par value $1.00	550,000	$5,758,500	$10.47	$667.41

(1)	Includes common stock to be issued pursuant to the Atwood Oceanics, Inc. 2013 Long-Term Incentive Plan, as amended and restated (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 shall also cover any additional shares of common stock in respect of the securities identified in the above table as a result of any anti-dilution provisions of the Plan.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low sales prices of the common stock on February 23, 2017, as quoted on the New York Stock Exchange.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Atwood Oceanics, Inc. (the “Company”) pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 550,000 shares of its common stock, par value $1.00 per share, pursuant to its 2013 Long-Term Incentive Plan (the “Plan”). The board of directors of the Company recommended for approval and, on February 15, 2017, the stockholders of the Company approved an amendment and restatement of the Plan that, among other things, increased the number of shares available for issuance under the Plan from 4,500,000 to 5,050,000. The contents of the Registration Statements on Form S-8 of the Company filed on February 14, 2013 (No. 333-186681) and February 24, 2016 (No. 333-209686) relating to the Plan are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.     Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of February, 2017.

Atwood Oceanics, Inc.

By:	/s/ Robert J. Saltiel
Robert J. Saltiel
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Robert J. Saltiel, Mark W. Smith and Walter A. Baker, and each of them severally, each of whom may act without the joinder of the others, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 28th day of February, 2017.

Signature	Title

/s/ Robert J. Saltiel	President and Chief Executive Officer and Director
Robert J. Saltiel	(Principal Executive Officer)

/s/ Mark W. Smith	Senior Vice President and Chief Financial Officer
Mark W. Smith	(Principal Financial and Accounting Officer)

/s/ George S. Dotson	Director
George S. Dotson

/s/ Jack E. Golden	Director
Jack E. Golden

/s/ Hans Helmerich	Director
Hans Helmerich

/s/ Jeffrey A. Miller	Director
Jeffrey A. Miller

/s/ James R. Montague	Director
James R. Montague

/s/ Phil D. Wedemeyer	Director
Phil D. Wedemeyer

EXHIBIT INDEX

Number	Exhibit

4.1* -	Amended and Restated Certificate of Formation dated February 14, 2013 (incorporated by reference to Exhibit 3.1 to Atwood Oceanics, Inc.’s Form 8-K filed on February 14, 2013).

4.2* -	Amendment No. 1 to Amended and Restated Certificate of Formation dated February 19, 2014 (incorporated herein by reference to Exhibit 3.1 of Atwood Oceanics, Inc.’s Form 8-K filed on February 21, 2014).

4.3* -	By-Laws of Atwood Oceanics, Inc. effective March 7, 2013 (incorporated by reference to Exhibit 3.1 to Atwood Oceanics, Inc.’s Current Report on Form 8-K filed on March 7, 2013).

4.4* -	Atwood Oceanics, Inc. 2013 Long-Term Incentive Plan, as amended and restated (incorporated by reference to Appendix A to Atwood Oceanics, Inc.’s definitive proxy statement on Schedule 14A filed on January 9, 2017).

5.1 -	Opinion of Baker Botts L.L.P.

23.1 -	Consent of PricewaterhouseCoopers LLP.

23.2 -	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1 -	Powers of Attorney (included on the signature page herein).

*    Incorporated herein by reference as indicated.